Exhibit 99.1

ALTRIA TO DEFEND FTC ACTION AGAINST MINORITY
INVESTMENT IN JUUL

•	FTC filed an administrative complaint challenging the investment

•	Altria continues to believe that its minority investment in JUUL is lawful and does not harm competition

•	Altria to vigorously defend its investment

RICHMOND, VA - Altria Group, Inc. (Altria) today announced that the U.S. Federal Trade Commission (FTC) has filed an administrative complaint challenging Altria’s minority investment in JUUL Labs, Inc. (JUUL).

In December 2018, Altria made a minority investment in JUUL. In exchange for the investment, Altria received a 35% economic interest in JUUL through non-voting shares, with their conversion to voting shares and the seating of representatives on JUUL’s board of directors contingent on antitrust clearance.

“We believe that our investment in JUUL does not harm competition and that the FTC misunderstood the facts,” said Murray Garnick, Altria’s Executive Vice President and General Counsel. “We are disappointed with the FTC’s decision, believe we have a strong defense and will vigorously defend our investment.”

Altria's Profile

Altria’s wholly owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria owns an 80% interest in Helix Innovations LLC (Helix). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

More information about Altria is available at altria.com and on the Altria Investor app, or follow Altria on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2019. These factors include the following:

•
the risk that the FTC’s challenge to our investment in JUUL, if successful, could result in a range of resolutions, such as modifications to the investment structure or economic terms, up to divestiture of the investment;

•
the risks related to our inability to obtain antitrust clearance required for the conversion of our non-voting JUUL shares into voting shares in a timely manner or at all, including the resulting limitations on our rights with respect to our investment in JUUL, and that such clearance may be subject to unanticipated conditions;

•
the risks generally related to our investment in JUUL, including our inability to realize the expected benefits of our investment in the expected time frames, or at all, due to the risks encountered by JUUL in its business, such as operational, compliance and regulatory risks at the international, federal, state and local levels, including actions by the FDA, and adverse publicity; potential disruptions to JUUL’s management or current or future plans and operations; domestic or international litigation developments, government investigations, tax disputes or otherwise; and impairment of our investment;

•
the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period; and

•	the risks related to any decrease of our percentage ownership in JUUL, including the loss of certain of our governance, consent, preemptive and other rights.

Source: Altria Group, Inc.
Altria Client Services         Altria Client Services
Investor Relations         Media Relations
804-484-8222             804-484-8897

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